Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
SONOMAWEST HOLDINGS, INC.
at
$10.05 NET PER SHARE
Pursuant to the Offer to Purchase
by
STAPLETON ACQUISITION COMPANY

THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 29, 2011, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer if (i) certificates representing shares of common stock, par value $0.0001 per share (the “Shares”), of SonomaWest Holdings, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by telegram, facsimile transmission or mail to the Depositary. See Section II.3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

By Mail, Courier or Hand Delivery:
Continental Stock Transfer & Trust Company
Attn: Reorganization Dept.
17 Battery Place, 8th Floor
New York, NY 10004

By Facsimile Transmission:
(For Eligible Institutions Only)
(212) 616-7610

Telephone No. for Facsimile Transmission Confirmation Only:
(212) 509-4000 (Ext. 536)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Stapleton Acquisition Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 1, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (such offer, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par $0.0001 per share (the “Shares”), of SonomaWest Holdings, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section II.3 of the Offer to Purchase.

Number of Shares and Certificate No.(s) (if available):

☐ Check here if Shares will be tendered by book entry transfer.

DTC Account Number:

Dated: _________________________________, 2011

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

(Include Zip Code)

Area Code and Tel. No.:

(Daytime Telephone Number)

Signature(s):

2

            GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section II.3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (defined in Section II.2 of the Offer to Purchase) (pursuant to the procedures set forth in Section II.3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section II.2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:

(Authorized Signature)

Address:	Name:

(Please Type or Print)
Title:
(Include Zip Code)

Area Code and Tel. No.:	Date:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.